Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1997 Stock Plan for Non-employee Directors of Olin Corporation of our report dated February 19, 2007, with respect to the financial statements of the SunBelt Chlor Alkali Partnership included in the Annual Report (Form 10-K) of Olin Corporation for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Cleveland, Ohio
January 28, 2008